AVATAR

FOR IMMEDIATE RELEASE
Contact :
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, FL 33134
Juanita I. Kerrigan
(305) 442-7000

JON FELS STEPS DOWN AS PRESIDENT OF
AVATAR PROPERTIES INC.

Coral Gables, FL – December 30, 2009 – Avatar Holdings Inc. (NASDAQ-AVTR) announced today that Jonathan Fels has stepped down, as of December 31, 2009, as President of its community development subsidiary, Avatar Properties Inc. Mr. Fels, who has served as President of Avatar Properties since December 1997, will pursue other opportunities consistent with his experience and expertise in the custom and semi-custom homebuilding industry. During calendar year 2010, Mr. Fels will provide consulting services to Avatar.

**************************

Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, Seasons at Tradition in Port St. Lucie, Florida and at Rio Rico, south of Tucson, AZ. Avatar’s common shares trade on The Nasdaq Stock Market under the symbol AVTR.